As filed with the Securities and Exchange Commission on June 25, 1999
                                                          Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                EFAX.COM, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                   77-0182451
   (State of Incorporation)           (I.R.S. Employer Identification Number)

                               1378 Willow Road
                             Menlo Park, CA 94025
                                (650) 324-0600

                               1995 STOCK PLAN
                           (Full title of the plan)
                            Edward R. Prince, III
                           Chief Executive Officer
                                eFax.com, Inc.
                               1378 Willow Road
                            Menlo Park, CA  94025
                                (650) 324-0600
(Name, address, including zip code, and telephone  number, including area code, of agent for service)

                            ----------------------
                                  Copies to:
                           PATRICK A. POHLEN, ESQ.
                              COOLEY GODWARD LLP
                            Five Palo Alto Square
                             3000 El Camino Real
                         Palo Alto, California 94306

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                       CALCULATION OF REGISTRATION FEE

===============================================================================
 Title of Securities                               Proposed Maximum              Proposed Maximum           Amount of
  to be Registered   Amount to be Registered  Offering Price Per Share (1)  Aggregate Offering Price (1) Registration Fee
-------------------- -----------------------  ----------------------------  ---------------------------- ----------------
Stock Options and
 Common Stock (par
  value $.001)             1,000,000                   $12.50                        $12,500,000             $3,475.00

=========================================================================================================================

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(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on June 22, 1999.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1995 Stock Plan (the "1995 Plan").

             INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                          ON FORM S-8, NO. 333-39815

     The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 7, 1997 relating to the 1995 Plan (File No. 333-39815) is incorporated by reference herein.


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                                   EXHIBITS


 Exhibit
 Number
 ------
  5.1       Opinion of Cooley Godward LLP

 23.1       Independent Auditor's Consent

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

 24.1       Power of Attorney is contained on the signature pages


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                                      2

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on June 21, 1999.



                                        EFAX.COM, INC.



                                        By:     /s/ EDWARD R. PRINCE, III
                                            -----------------------------------
                                                Edward R. Prince, III
                                                Chairman of the Board and
                                                Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. Prince, III and Todd J. Kenck, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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             Signature                       Title                     Date
---------------------------------  ------------------------------ -------------
    /s/ EDWARD R. PRINCE, III      Chairman of the Board of       June 21, 1999
---------------------------------  Directors and Chief Executive
      Edward R. Prince, III         Officer
                                   (Principal Executive Officer)


    /s/ TODD J. KENCK              Vice President Finance, Chief
---------------------------------  Financial Officer and Secretary
      Todd J. Kenck                 (Principal Financial and
                                     Accounting Officer)          June 21, 1999


                                   Director
---------------------------------
      Thomas B. Akin


    /s/ DOUGLAS Y. BECH            Director                       June 21, 1999
---------------------------------
      Douglas Y. Bech

    /s/ STEVEN CARNEVALE           Director                       June 21, 1999
---------------------------------
      Steven Carnevale


    /s/ LON B. RADIN               Director                       June 21, 1999
---------------------------------
     Lon B. Radin


                                   Director
---------------------------------
     Albert E. Sisto


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

                                EXHIBIT INDEX


   Exhibit
   Number                               Description
   -------     ----------------------------------------------------------------
     5.1       Opinion of Cooley Godward LLP

    23.1       Independent Auditor's Consent

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24.1       Power of Attorney is contained on the signature pages

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